UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021 (June 11, 2021)

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 8.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

As previously disclosed, on May 12, 2021, Ideanomics, Inc. (“Ideanomics”) entered into an agreement and plan of merger (the “Agreement”) to acquire 100% of privately held US Hybrid Corporation (“US Hybrid”) for an aggregate purchase price of $50,000,000 in a combination of $30,000,000 of cash and $20,000,000 worth of Ideanomics stock (6,627,565 shares of common stock) as consideration (the “Transaction”), subject to customary purchase price adjustments set forth in the Agreement. US Hybrid designs, manufactures, and markets integrated power conversion systems for battery electric, fuel cell, and hybrid vehicles, as well as systems for renewable energy generation and storage. The Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on May 14, 2021 (“8-K”), Item 1.01 of which is incorporated by reference herein. The Company issued the shares of its common stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulations S under the Securities Act.

On June 10, 2021, Ideanomics closed the Transaction.

The Agreement contains customary representations, warranties, covenants, termination rights and indemnities of the parties. Non-fundamental representations and warranties survive for 18 months following the closing date and fundamental representations and warranties survive either indefinitely or for the statute of limitations. The Agreement also contains mutual indemnification obligations of the parties thereto. The indemnification obligations of the parties are capped at $25,000,000 for non-fundamental representations and warranties. The indemnification obligations of the parties for breaches of non-fundamental representations and warranties are subject to a $100,000 deductible, except in the case of fraud. The Agreement contains customary covenants.

The Agreement is subject to customary closing conditions, including, among other things, that certain employees of US Hybrid enter into non-competition and solicitation agreements, including Mr. Goodarzi who has agreed to a 5 year period of non-competition and non-solicitation. Ideanomics will have agreed to fund $25,000,000 in growth capital to US Hybrid over the course of the two years following closing. Under the terms of the Agreement, the stock consideration, $20,000,000 of the purchase price, shall be placed in an indemnity escrow to satisfy future indemnification obligations of the parties (if any).

Ideanomics has agreed to a performance and retention plan for the benefit of certain US Hybrid’s employees which could result in up to $18,650,000 paid to such employees if certain performance targets are achieved over a 3 year period.

The foregoing description of the Agreement and the Transaction does not purport to be complete, and is qualified in its entirety by reference to the terms and conditions of the Agreement, a copy of which was filed as Exhibit 10.1 to the 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: June 11, 2021	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer